DHI Group's Third Quarter Total Revenue Increases 13%
as Bookings Increase 40% Year-Over-Year

CENTENNIAL, Colorado November 10, 2021 - DHI Group, Inc. (NYSE: DHX) (“DHI” or the “Company”) today announced financial results for the third quarter ended September 30, 2021.

During the second quarter 2021, the Company completed the spinoff of its eFinancialCareers (“eFC”) business to the eFC management team. The results of the eFC business are reported as discontinued operations for all periods presented in this release.

Third Quarter 2021 Financial Highlights

▪Total revenue was $30.8 million, up 7% sequentially and 13% year over year.
▪Total bookings1 were $30.8 million, up 40% year over year.
▪Loss from continuing operations was $2.4 million, or $0.05 per diluted share, compared to a loss of $27.0 million, or $0.56 per diluted share in the year ago quarter. Adjusted loss per diluted share2 for the quarter was $0.01 versus earnings of $0.03 last year.
▪Cash flow from operations was $6.3 million, compared to $4.4 million in the year-ago quarter.
▪Adjusted EBITDA2 was $6.4 million, an Adjusted EBITDA margin2 of 21%, compared to $5.9 million and 22% in the year-ago quarter.
▪Cash was $3.5 million and Net Debt2 was $14.5 million at quarter end.

Commenting on the quarter, Art Zeile, President and CEO of DHI Group, Inc., said:

"We are very pleased to report double-digit total revenue growth for the quarter, with Dice revenue growing 12% year-over-year and returning to growth for the first time in several years. Our bookings1 continue to strengthen across all teams. Dice bookings1 grew 46% year over year. Our revenue renewal rate for Dice continued to strengthen in the third quarter and came in at 92%, up from 89% in the prior quarter and up from 68% in the year ago quarter. Similarly, ClearanceJobs performed extremely well with revenue and bookings growth of 16% and 29%, respectively, and a 94% revenue renewal rate.

"With millions of new technologists' jobs expected over the next five years, and the unemployment rate for technologists at an all time low, employers need sophisticated tools to attract the right candidates. DHI's subscription software is that tool, enabling employers to find, attract and hire the highest quality tech professionals. With our industry leading marketplaces for tech professionals, and our continued investment in sales and marketing, we expect to deliver sustainable double-digit revenue growth as we further penetrate this large and growing market."

1See definition later in this press release.
2 See "Notes Regarding the Use of Non-GAAP Financial Measures" later in this press release.

Business Outlook

"With our continued strong bookings1 performance we expect total revenue growth in the fourth quarter that is approaching 20% year over year," commented Kevin Bostick, CFO of DHI Group, Inc. "We will continue to operate the business to Adjusted EBITDA margins2 at or near 20% as we balance our delivery of strong financial performance with sales and marketing investment to spur increased long-term revenue growth."

1See definition later in this press release.
2 See "Notes Regarding the Use of Non-GAAP Financial Measures" later in this press release.

Conference Call Information

Art Zeile, President and Chief Executive Officer, and Kevin Bostick, Chief Financial Officer, will host a conference call today, November 10, 2021, at 5:00 p.m. Eastern Time to discuss the Company’s financial results and recent developments.

The call can be accessed by dialing 844-890-1790 (in the U.S.) or +1-412-380-7407 (outside the U.S.). Please ask to be placed into the DHI Group, Inc. call. A live webcast of the call will simultaneously be available through the Investor Relations section of the Company’s website, https://www.dhigroupinc.com, and available for replay after the call ends.

About DHI Group, Inc.

DHI Group, Inc (NYSE: DHX) is a provider of AI-powered career marketplaces that focus on technology roles. DHI’s two brands, Dice and ClearanceJobs, enable recruiters and hiring managers to efficiently search for and connect with highly skilled technologists based on the skills requested. The Company’s patent-pending algorithms manage over 100,000 unique technology skills. Additionally, our marketplaces allow technology professionals to find their ideal next career opportunity, with relevant advice and personalized insights. Learn more at www.dhigroupinc.com.

Investor Contact
Todd Kehrli or Jim Byers
MKR Investor Relations, Inc.
212-448-4181
ir@dhigroupinc.com

Media Contact
Rachel Ceccarelli
VP of Engagement
212-448-8288
media@dhigroupinc.com

Notes Regarding the Use of Non-GAAP Financial Measures

The Company has provided certain non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or an alternative for, measures in accordance with generally accepted accounting principles in the United States (“GAAP”) and may be different from similarly titled non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures, such as Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Diluted Earnings Per Share, and Net Debt provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the Company’s management uses these measures for reviewing the financial results of the Company and for budgeting and planning purposes. The non-GAAP measures apply to consolidated results or other measures as shown within this document. The Company has provided required reconciliations to the most comparable GAAP measures elsewhere in the document.

Adjusted Diluted Earnings Per Share

Adjusted Diluted Earnings Per Share is a non-GAAP metric and performance measure that is useful to investors and management in understanding our ongoing operations and in the analysis of operating trends. Adjusted Diluted Earnings Per Share is computed as diluted earnings per share plus or minus the impacts of certain non-cash and other items, including non-cash impairments, costs related to reorganizing the Company, including severance and related costs, gains or losses on the sale of businesses, disposition costs, unrealized gains or losses on equity securities, and discrete tax items.

Adjusted Diluted Earnings Per Share is not a measurement of our financial performance under GAAP and should not be considered as an alternative to diluted earnings per share, net income, or any other performance measures derived in accordance with GAAP as a measure of our profitability.

Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP metrics used by management to measure operating performance. Management uses Adjusted EBITDA as a performance measure for internal monitoring and planning, including preparation of annual budgets, analyzing investment decisions and evaluating profitability and performance comparisons between us and our competitors. The Company also uses this measure to calculate amounts of performance based compensation under the senior management incentive bonus program. Adjusted EBITDA represents net income plus (to the extent deducted in calculating such net income) interest expense, income tax expense, depreciation and amortization, non-cash stock based compensation, losses resulting from certain dispositions outside the ordinary course of business including prior negative operating results of those divested businesses, certain writeoffs in connection with indebtedness, impairment charges with respect to long-lived assets, expenses incurred in connection with an equity offering or any other offering of securities by the Company, extraordinary or non-recurring non-cash expenses or losses, transaction costs in connection with the credit agreement, deferred revenues written off in connection with acquisition purchase accounting adjustments, writeoff of non-cash stock based compensation expense, severance and retention costs related to dispositions and reorganizations of the Company, losses related to legal claims and fees that are unusual in nature or infrequent, minus (to the extent included in calculating such net income) non-cash income or gains, interest income, business interruption insurance proceeds, and any income or gain resulting from certain dispositions outside the ordinary course of business, including prior positive operating results of those divested businesses, and gains related to legal claims that are unusual in nature or infrequent.

We also consider Adjusted EBITDA, as defined above, to be an important indicator to investors because it provides information related to our ability to provide cash flows to meet future debt service, capital expenditures and working capital requirements and to fund future growth. We present Adjusted EBITDA as a supplemental performance measure because we believe that this measure provides our board of directors, management and investors with additional information to measure our performance, provide comparisons from period to period and company to company by excluding potential differences caused by variations in capital structures (affecting interest expense) and tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), and to estimate our value.
We understand that although Adjusted EBITDA is frequently used by securities analysts, lenders and others in their evaluation of companies, Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our liquidity or results as reported under GAAP. Some limitations are:

•Adjusted EBITDA does not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;
•Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized often will have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and
•Other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.
To compensate for these limitations, management evaluates our liquidity by considering the economic effect of excluded expense items independently, as well as in connection with its analysis of cash flows from operations and through the use of other financial measures, such as capital expenditure budget variances, investment spending levels and return on capital analysis.

Adjusted EBITDA Margin is computed as Adjusted EBITDA divided by Revenues. Adjusted EBITDA and Adjusted EBITDA Margin are not measurements of our financial performance under GAAP and should not be considered as an alternative to revenue, net income, operating income, cash provided by operating activities, or any other performance measures derived in accordance with GAAP as a measure of our profitability.

Net Debt

Net Debt is defined as total principal outstanding on our debt less cash and cash equivalents. We consider Net Debt to be an important measure of liquidity and indicator of our ability to meet ongoing obligations. We also use Net Debt, among other measures, in evaluating our choices for capital deployment. Net Debt presented herein is a non-GAAP measure and may not be comparable to similarly titled measures used by other companies.

Forward-Looking Statements

This press release and oral statements made from time to time by our representatives contain forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include, without limitation, information concerning our possible or assumed future results of operations. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, our ability to execute our tech-focused strategy, competition from existing and future competitors in the highly competitive markets in which we operate, failure to adapt our business model to keep pace with rapid changes in the recruiting and career services business, failure to maintain and develop our reputation and brand recognition, failure to increase or maintain the number of customers who purchase recruitment packages, cyclicality or downturns in the economy or industries we serve, the impact of the coronavirus COVID-19 outbreak on our operations and financial results, the uncertainty in respect of the regulation of data protection and data privacy, failure to attract qualified professionals to our websites or grow the number of qualified professionals who use our websites, failure to successfully identify or integrate acquisitions, U.S. and foreign government regulation of the Internet and taxation, our ability to borrow funds under our revolving credit facility or refinance our indebtedness and restrictions on our current and future operations under such indebtedness. These factors and others are discussed in more detail in the Company’s filings with the Securities and Exchange Commission, all of which are available on the Investors page of our website at www.dhigroupinc.com, including the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings under the headings “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” You should keep in mind that any forward-looking statement made by the Company or its representatives herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect us. We have no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(dollars in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Revenues	$30,758	$27,149	$86,155	$84,130

Operating expenses:
Cost of revenues	3,791	3,549	11,086	10,532
Product development	4,056	3,697	11,168	10,839
Sales and marketing	11,292	9,065	31,214	30,177
General and administrative	7,556	6,319	20,649	20,438
Depreciation	4,359	2,390	12,030	7,730
Impairment of intangible assets	—	8,000	—	15,200
Impairment of goodwill	—	22,607	—	22,607
Impairment of right-of-use asset	1,919	—	1,919	—
Total operating expenses	32,973	55,627	88,066	117,523
Operating loss	(2,215)	(28,478)	(1,911)	(33,393)
Interest expense and other	(150)	(273)	(432)	(622)
Impairment of investment	—	—	—	(2,002)
Gain (loss) on investment	(641)	—	1,198	—
Loss before income taxes	(3,006)	(28,751)	(1,145)	(36,017)
Income tax benefit	(572)	(1,758)	(511)	(2,651)
Loss from continuing operations	(2,434)	(26,993)	(634)	(33,366)
Income (loss) from discontinued operations, net of tax	—	(329)	(29,340)	1,356
Net loss	$(2,434)	$(27,322)	$(29,974)	$(32,010)

Basic loss per share - continuing operations	$(0.05)	$(0.56)	$(0.01)	$(0.69)
Diluted loss per share - continuing operations	$(0.05)	$(0.56)	$(0.01)	$(0.69)

Basic earnings (loss) per share - discontinued operations	$—	$(0.01)	$(0.63)	$0.03
Diluted earnings (loss) per share - discontinued operations	$—	$(0.01)	$(0.63)	$0.03

Basic loss per share	$(0.05)	$(0.57)	$(0.64)	$(0.66)
Diluted loss per share	$(0.05)	$(0.57)	$(0.64)	$(0.66)

Weighted-average basic shares outstanding	45,807	47,955	46,740	48,503
Weighted-average diluted shares outstanding	45,807	47,955	46,740	48,503

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Cash flows from (used in) operating activities:
Net loss	$(2,434)	$(27,322)	$(29,974)	$(32,010)
Adjustments to reconcile net loss to net cash flows from (used in) operating activities:
Depreciation	4,359	2,807	12,804	9,079
Deferred income taxes	241	(1,416)	(710)	(2,220)
Amortization of deferred financing costs	36	36	110	110
Stock based compensation	2,154	1,525	6,214	4,936
Impairment of intangible assets	—	8,000	—	15,200
Impairment of goodwill	—	23,626	—	23,626
Impairment of right-of-use asset	1,919	—	1,919	—
Impairment of investment	—	—	—	2,002
(Gain) loss on investments	641	—	(1,198)	(200)
Change in accrual for unrecognized tax benefits	(28)	80	54	62
Loss on disposition of discontinued operations	—	—	30,203	—
Changes in operating assets and liabilities:
Accounts receivable	(1,540)	1,532	2,016	4,297
Prepaid expenses and other assets	(787)	(606)	(1,160)	(251)
Capitalized contract costs	(334)	(26)	(888)	954
Accounts payable and accrued expenses	3,124	1,347	(1,383)	(2,895)
Income taxes receivable/payable	(1,171)	(381)	442	(126)
Deferred revenue	214	(5,458)	7,332	(9,499)
Other, net	(69)	680	(158)	1,379
Net cash flows from operating activities	6,325	4,424	25,623	14,444
Cash flows from (used in) investing activities:
Cash transferred with discontinued operations	—	—	(2,951)	—
Cash paid for investment	(3,000)	—	(3,000)	—
Cash received from sale of investments	1,198	—	1,198	200
Purchases of fixed assets	(3,885)	(4,131)	(10,707)	(12,536)
Net cash flows used in investing activities	(5,687)	(4,131)	(15,460)	(12,336)
Cash flows from (used in) financing activities:
Payments on long-term debt	—	—	(9,000)	(9,444)
Proceeds from long-term debt	2,000	—	7,000	36,444
Payments under stock repurchase plan	(6,755)	(854)	(10,199)	(5,930)
Purchase of treasury stock related to vested restricted and performance stock units	(302)	(219)	(2,128)	(1,742)
Net cash flows from (used in) financing activities	(5,057)	(1,073)	(14,327)	19,328
Effect of exchange rate changes	—	110	10	(12)
Net change in cash and cash equivalents for the period	(4,419)	(670)	(4,154)	21,424
Cash and cash equivalents, beginning of period	7,905	27,475	7,640	5,381
Cash and cash equivalents, end of period	$3,486	$26,805	$3,486	$26,805

DHI GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(dollars in thousands)

ASSETS	September 30, 2021	December 31, 2020
Current assets
Cash and cash equivalents	$3,486	$4,542
Accounts receivable, net	15,267	16,134
Income taxes receivable	174	533
Prepaid and other current assets	4,563	4,101
Current assets of discontinued operations	—	8,175
Total current assets	23,490	33,485
Fixed assets, net	21,201	23,033
Capitalized contract costs	7,029	6,189
Operating lease right-of-use assets	7,333	10,804
Investments	3,640	—
Investments, at fair value	3,000	—
Acquired intangible assets	23,800	23,800
Goodwill	128,100	128,100
Other assets	1,590	1,378
Non-current assets of discontinued operations	—	14,198
Total assets	$219,183	$240,987

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$16,142	$15,308
Deferred revenue	42,486	35,547
Operating lease liabilities	2,102	2,075
Current liabilities of discontinued operations	—	12,455
Total current liabilities	60,730	65,385
Deferred revenue	917	1,035
Operating lease liabilities	7,591	9,371
Long-term debt, net	17,693	19,583
Deferred income taxes	9,174	9,765
Accrual for unrecognized tax benefits	995	941
Other long-term liabilities	1,924	2,049
Non-current liabilities of discontinued operations	—	5,288
Total liabilities	99,024	113,417
Total stockholders’ equity	120,159	127,570
Total liabilities and stockholders’ equity	$219,183	$240,987

Supplemental Information and Non-GAAP Reconciliations
On the pages that follow, the Company has provided certain supplemental information that we believe will assist the reader in assessing our business operations and performance, including certain non-GAAP financial information and required reconciliations to the most comparable GAAP measure. A statement of operations and statement of cash flows for the three and nine month periods ended September 30, 2021 and 2020 and balance sheets as of September 30, 2021 and December 31, 2020 are provided elsewhere in this press release.

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA
(Unaudited)
(dollars in thousands, except per share and per customer data)

	Revenue
	Q3 2021	Q3 2020	$ Change	% Change
Dice	$22,272	$19,823	$2,449	12%
ClearanceJobs	8,486	7,326	1,160	16%
Total Revenues	$30,758	$27,149	$3,609	13%

Loss from continuing operations[1]	$(2,434)	$(26,993)
Loss from discontinued operations, net of tax	$—	$(329)
Net Loss	$(2,434)	$(27,322)
Diluted loss per share - continuing operations	$(0.05)	$(0.56)
Diluted loss per share - discontinued operations	$—	$(0.01)
Diluted loss per share	$(0.05)	$(0.57)
Adjusted diluted earnings (loss) per share	$(0.01)	$0.03
Adjusted EBITDA	$6,360	$5,949
Adjusted EBITDA Margin	21%	22%

	Revenue
	YTD 2021	YTD 2020	$ Change	% Change
Dice	$61,906	$62,797	$(891)	(1)%
ClearanceJobs	24,249	21,333	2,916	14%
Total Revenues	$86,155	$84,130	$2,025	2%

Income (loss) from continuing operations[2]	$(634)	$(33,366)
Income (loss) from discontinued operations, net of tax	$(29,340)	$1,356
Net Loss	$(29,974)	$(32,010)
Diluted earnings (loss) per share - continuing operations	$(0.01)	$(0.69)
Diluted earnings (loss) per share - discontinued operations	$(0.63)	$0.03
Diluted loss per share	$(0.64)	$(0.66)
Adjusted diluted earnings per share	$0.01	$0.07
Adjusted EBITDA	$19,085	$17,619
Adjusted EBITDA Margin	22%	21%

(1) For the three months ended September 30, 2021, the Company recorded an ROU asset impairment, a loss on an investment and disposition, severance and related costs, all net of tax, and discrete tax items that negatively impacted income from continuing operations $2.2 million. For the three months ended September 30, 2020, the Company recorded impairments of goodwill and intangible assets, net of tax, that negatively impacted income from continuing operations $28.4 million.
(2) For the nine months ended September 30, 2021, the Company recorded an ROU asset impairment, disposition, severance and related costs, and a gain on an investment, all net of tax, and discrete tax items that negatively negatively impacted income from continuing operations by $1.3 million. For the nine months ended September 30, 2020, the Company recorded impairments of goodwill, intangible assets and investments, a gain from sale of equity investment, and disposition, severance and related costs, all net of tax, and discrete tax items that negatively impacted income from continuing operations by $36.9 million.

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA (CONTINUED)
(Unaudited)
(dollars in thousands, except per share and per customer data)

	Bookings[1]
	Q3 2021	Q3 2020	$ Change	% Change
Dice	$21,404	$14,668	$6,736	46%
ClearanceJobs	9,375	7,293	2,082	29%
Total Bookings	$30,779	$21,961	$8,818	40%

	YTD 2021	YTD 2020	$ Change	% Change
Dice	$69,544	$59,758	$9,786	16%
ClearanceJobs	27,616	23,543	4,073	17%
Total Bookings	$97,160	$83,301	$13,859	17%

(1) Bookings represent the value of all contractually committed services in which the contract start date is during the period and will be recognized as revenue within 12 months of the contract start date. For contracts that extend beyond 12 months, the value of those contracts beyond 12 months is recognized as bookings on each annual anniversary of each contract start date valued as the amount of revenue that will be recognized within 12 months of the respective anniversary date.

	Average Monthly Revenue per Recruitment Package Customer[1]
	Q3 2021	Q3 2020	Increase (Decrease)	Percent Change	YTD 2021	YTD 2020	Increase (Decrease)	Percent Change
Dice	$1,138	$1,122	$16	1%	$1,130	$1,135	$(5)	$—
ClearanceJobs	$1,421	$1,358	$63	5%	$1,396	$1,338	$58	4%
(1) Calculated by dividing recruitment package customer revenue by the daily average count of recruitment package customers during each month, adjusted to reflect a thirty day month. The simple average of each month is used to derive the amount for each period.

	Renewal Rates
Renewal Rate on Revenue:	Q3 2021	Q3 2020	YTD 2021	YTD 2020
Dice	92%	65%	86%	69%
ClearanceJobs	94%	89%	93%	92%

Renewal Rate on Count:
Dice	83%	63%	77%	63%
ClearanceJobs	87%	75%	84%	75%

	Recruitment Package Customers
	September 30, 2021	September 30, 2020	Increase (Decrease)	Percent Change
Dice	5,770	5,300	470	9%
ClearanceJobs	1,816	1,682	134	8%

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA (CONTINUED)
(Unaudited)
(dollars in thousands, except per share and per customer data)

	Deferred Revenue and Backlog
	September 30, 2021	September 30, 2020	Increase (Decrease)	Percent Change
Deferred Revenue	$43,403	$35,592	$7,811	22%
Contractual commitments not invoiced	36,546	18,261	18,285	100%
Backlog(1)	$79,949	$53,853	$26,096	48%

(1) Backlog consists of deferred revenue plus customer contractual commitments not invoiced representing the value of future services to be rendered under committed contracts.

	Debt to Net Debt
	September 30, 2021	December 31, 2020
Long term debt, net	$17,693	$19,583
Add: Deferred financing costs, net	307	417
Principal debt outstanding	18,000	20,000
Less: Cash and cash equivalents	3,486	4,542
Net Debt	$14,514	$15,458

	Adjusted Diluted Earnings per Share
	Q3 2021	Q3 2020	YTD 2021	YTD 2020
Diluted loss per share[1]	$(0.05)	$(0.57)	$(0.64)	$(0.66)
Impairments of goodwill, intangible assets, investment, and ROU asset, net of tax	0.03	0.57	0.03	0.72
Disposition, severance, and related costs, net of tax	—	—	0.02	0.01
Loss (gain) on investment	0.01	—	(0.02)	—
Discrete tax items	—	—	(0.01)	0.01
Loss (income) from discontinued operations	—	0.01	0.60	(0.03)
Other[2]	—	0.02	0.03	0.02
Adjusted diluted earnings per share[3]	$(0.01)	$0.03	$0.01	$0.07

(1) For the three month periods ended September 30, 2021 and 2020, diluted loss per share utilized weighted average shares of 45.8 million and 48.0 million, respectively. For the nine month periods ended September 30, 2021 and 2020, diluted loss per share utilized weighted average shares of 46.7 million and 48.5 million, respectively.
(2) Adjusts, as applicable, for the share impact of common stock equivalents, where dilutive.
(3) For the three month periods ended September 30, 2021 and 2020, adjusted diluted earnings (loss) per share utilized weighted average shares of 45.8 million and 49.3 million, respectively. For the nine month periods ended September 30, 2021 and 2020, adjusted diluted earnings (loss) per share utilized weighted average shares of 48.7 million and 49.8 million, respectively.

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA (CONTINUED)
(Unaudited)
(dollars in thousands, except per share and per customer data)

	Adjusted EBITDA Reconciliations
	Q3 2021	Q3 2020	YTD 2021	YTD 2020
Reconciliation of Net Income (loss) to Adjusted EBITDA:
Net loss	$(2,434)	$(27,322)	$(29,974)	$(32,010)
Interest expense	144	277	517	822
Income tax benefit	(572)	(1,758)	(511)	(2,651)
Depreciation	4,359	2,390	12,030	7,730
Non-cash stock based compensation	2,154	1,388	5,592	4,521
Impairment of intangible assets	—	8,000	—	15,200
Impairment of goodwill	—	22,607	—	22,607
Impairment of investment	—	—	—	2,002
Impairment of right-of-use asset	1,919	—	1,919	—
Loss (gain) on investments	641	—	(1,198)	(200)
Severance and related costs	145	41	1,456	954
Loss (income) on discontinued operations, net of tax	—	329	29,340	(1,356)
Other	4	(3)	(86)	—
Adjusted EBITDA	$6,360	$5,949	$19,085	$17,619

Reconciliation of Operating Cash Flows to Adjusted EBITDA:
Net cash provided by operating activities	$6,325	$4,424	$25,623	$14,444
Interest expense	144	277	517	822
Amortization of deferred financing costs	(36)	(36)	(110)	(110)
Income tax benefit	(572)	(1,758)	(511)	(2,651)
Deferred income taxes	(241)	1,416	710	2,220
Change in accrual for unrecognized tax benefits	28	(80)	(54)	(62)
Change in accounts receivable	1,540	(1,532)	(2,016)	(4,297)
Change in deferred revenue	(214)	5,458	(7,332)	9,499
Discontinued operations results	—	(1,634)	(3,593)	(5,267)
Severance and related costs	145	41	1,456	954
Changes in working capital and other	(759)	(627)	4,395	2,067
Adjusted EBITDA	$6,360	$5,949	$19,085	$17,619